Exhibit 10.39

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

PURSUANT TO THE

PACER INTERNATIONAL, INC. 2006 LONG-TERM INCENTIVE PLAN

This NON-STATUTORY STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made and entered into as of the          day of             , 200  , by and between Pacer International, Inc. (the “Company”), a Tennessee corporation, and              (the “Grantee”).

Background Information

The Compensation Committee and the Board of Directors (the “Board”) have adopted the Pacer International, Inc. 2006 Long-Term Incentive Plan (the “Plan”), and the shareholders have approved the Plan.

The Compensation Committee of the Board has approved the grant of Nonstatutory Stock Option to Grantee, subject to the terms of the Plan.

The Grantee desires to accept this Nonstatutory Stock Option and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Accordingly, upon and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants as of the Date of Grant to the Grantee the Nonstatutory Stock Option described below (the “Option”) pursuant to Section 6 of the Plan in consideration of the Grantee’s services to the Company. Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Plan.

A.	Date of Grant:

B.

Option, Exercise, Price and Term: up to              shares of the Company’s common stock (“Option Shares”), par value $0.01 per share, at a per price exercise price equal to $            , the closing price on the Date of Grant. The number of Option Shares and the exercise price are subject to future adjustment upon the occurrence of certain events as provided in the Plan. The Option is not intended to qualify for federal income tax purposes as an Incentive Stock Option within the meaning of Section 422 of the Code. The term of the option (the “Option Term”) shall commence on the Date of Grant and expire on the tenth (10th) anniversary of the Date of Grant, unless sooner terminated, canceled or forfeited as provided herein or in the Plan.

C.	Vesting Schedule: The Option shall vest and become exercisable in annual increments of 25% of the total number of Option Shares on each anniversary of the Date of Grant (but as to whole shares only, with any fractional shares that would otherwise vest being carried forward until the aggregate amount thereof equals a whole share), subject to the terms and conditions of this Agreement and the Plan. Vesting of the Option shall cease as of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates.

D.	Effect of Death, Disability and Termination of Service on Awards. The unexercised portion of the Option granted under this Agreement shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(a)	the three-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates for any reason other than the death or Disability of the Grantee; provided, however, that if such Grantee shall die after the date on which his Continuous Status as an Employee or Consultant terminates but before the three-month anniversary thereof, the unexercised portion of such Option shall automatically terminate and become null and void and be of no further force or effect upon the 12-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminated;

(b)	the 12-month anniversary of the date on which Grantee’s Continuous Status as an Employee or Consultant terminates due to Grantee’s death or Disability; or

(c)	the date on which Grantee’s Continuous Status as an Employee or Consultant terminates for Cause (as defined below).

For purposes of this Agreement, the term “Cause” means the termination of Grantee’s Continuous Status as an Employee or Consultant because of (i) the commission by such Grantee of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Subsidiaries, or such Grantee has been convicted of, or plead guilty to, a felony, (ii) any material breach by such Grantee of any material provision of this Agreement or the Plan or any one or more agreements or understandings between the Company or any Subsidiary thereof on the one hand and such Grantee on the other hand (whether written or oral) regarding the terms of such Grantee’s service as an Employee or Consultant to, the Company or any Subsidiary thereof, including, without limitation, the willful and continued failure or refusal of such Grantee to perform the material duties required of such Grantee as an Employee or Consultant to, the Company or any Subsidiary thereof, other than as a result of such Grantee having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or any Subsidiary thereof on the one hand and such Grantee on the other hand, (iii) such Grantee’s intentional or willful disregard of the policies of the Company or any Subsidiary thereof so as to cause loss, damage or injury to the property, reputation or employees of the Company or any Subsidiary thereof, or (iv) any other misconduct by such Grantee which is otherwise materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary thereof.

E.	Acceleration of Vesting. In the event of a Change in Control, any portion of the Option that is not yet vested in accordance with the Vesting Schedule on the date such Change in Control is determined to have occurred shall become fully vested and exercisable as of such date.

F.	Form of Payment of the Exercise Price. The acceptable form of consideration for payment of the exercise price may consist of any combination of cash, personal check, wire transfer or

(a)	by cancellation of indebtedness of the Company to the Grantee;

(b)	Mature Shares;

(c)	pursuant to rules and procedures approved by the Administrator from time to time, (A) through the sale of the Shares acquired on the exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise, or (B) through simultaneous sale through a broker of Shares acquired upon exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 and Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002);

(d)	by waiver of compensation due or accrued to the Grantee for services rendered to the Company or any of its Subsidiaries;

(e)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(f)	any combination of any of the foregoing.

G.	Exercise of Option. The Option may not be exercised for a fraction of an Option Share. An Option shall be deemed exercised when the Company receives:

(a)	written notice of exercise from the person entitled to exercise the Option, and

(b)	full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized under Section F above.

Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse.

H.	Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Tennessee, without regard to its choice or conflict of law rules.

I.	Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their heirs, legal representatives, successors, and permitted assigns.

J.	Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered, if sent by overnight delivery or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

K.	Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

L.	Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

M.	Headings. Section and paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

N.	Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

O.	No Right to Continued Service. Neither the establishment of the Plan nor the award of Option hereunder shall be construed as giving Grantee the right to any continued employment, service or consulting relationship with the Company.

By their signatures below, the Grantee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have signed this Agreement and the Company has affixed its corporate seal as of the Date of Grant set forth above.

PACER INTERNATIONAL, INC.

By:
Name: Title:

GRANTEE:

Name: